Exhibit 5.1


[LETTERHEAD OF COVINGTON & BURLING]




                                                                  March 14, 2005

United Natural Foods, Inc.
260 Lake Road
Dayville, CT  06241

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 1,000,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of United Natural Foods, Inc., a Delaware corporation (the "Company"), issuable in connection with the equity awards granted under the Company's 2004 Equity Incentive Plan (the "2004 Plan").

      In this connection, we have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the 2004 Plan, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, record books of the Company as provided to us by the Company, and the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and legal right to issue the Shares.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms of the 2004 Plan as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

      We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the law of the District of Columbia and the Federal law of the United States of America.

United Natural Foods, Inc.
March 14, 2005
Page 2

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                                   Very truly yours,


                                                   /S/ COVINGTON & BURLING